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                                                                    EXHIBIT 23.5

                        CONSENT OF SHACK & SIEGEL, P.C.

     We consent to the reference to our firm under the caption 'Legal Matters' in the Registration Statement on Form S-11 (File No. 333-65889) and the related Official Statement and Prospectus for the offering of Undivided Interests in the Loan Agreement between Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority and El Conquistador Partnership L.P.

                                          SHACK & SIEGEL, P.C.

New York, New York
December 29, 1998


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